EXHIBIT 32.1

Certification of Co-Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Guitar Center, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)            the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying this Report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934.

Dated: August 3, 2004	/s/ Larry Thomas
Larry Thomas
Co-Chief Executive Officer